UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2014

Oneida Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34813	80-0632920
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

182 Main Street, Oneida, New York		13421-1676
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (315) 363-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Oneida Financial Corp. ("Company") and the Company's wholly-owned subsidiary The Oneida Savings Bank ("Bank") announced that it has continued to implement the previously announced management succession plan. Michael R. Kallet, most recently the President and Chief Executive Officer of Oneida Financial Corp., will serve as the Chairman of the Board and Chief Executive Officer of both the Company and the Bank. Eric E. Stickels, current Executive Vice President and Chief Financial Officer of the Company and President and Chief Operating Officer of the Bank, will serve as the President and Chief Operating Officer of both the Company and the Bank. In addition, Deresa F. Durkee has been promoted to the position of Senior Vice President and Chief Financial Officer of both Oneida Financial Corp. and Oneida Savings Bank. The management changes were approved by the Board of Directors at the Annual Meeting held on May 6, 2014. The Board of Directors also appointed Richard B. Myers as Vice Chairman and Rodney D. Kent as Vice Chairman and Lead Independent Director.

Item 9.01     Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.
99.1 Press release dated May 12, 2014 announcing Management Changes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEIDA FINANCIAL CORP.

DATE: May 12, 2014	By:	/s/ Michael R. Kallet
Michael R. Kallet
Chief Executive Officer

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